Exhibit 23.1

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
     PCAOB REGISTERED


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registration statement on Form S-1 of Tripod International, Inc. (A Development Stage Company), of our report dated April 30, 2008 on our audit of the financial statements of Tripod International, Inc. (A Development Stage Company) as of March 31, 2008, and the related statements of operations, stockholders' equity and cash flows from inception on February 6, 2008 through March 31, 2008, and the reference to us under the caption "Experts."



/s/ Moore & Associates, Chartered
----------------------------------------
Moore & Associates Chartered
Las Vegas, Nevada
May 8, 2008





               2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146
                       (702) 253-7499 Fax (702) 253-7501